EXHIBIT 4.1(d)

EMCOR GROUP, INC.

REAFFIRMATION AND
FIRST SUPPLEMENT TO GUARANTY AGREEMENT

          THIS REAFFIRMATION AND FIRST SUPPLEMENT TO GUARANTY AGREEMENT (the “Supplement”) is dated as of this 21st day of November, 2011 among EMCOR Group, Inc. (the “Company”), and the other Guarantors party hereto, in favor of Bank of Montreal, as agent (the “Agent”) for the Guaranteed Creditors (as such term is defined in the Guaranty hereinafter defined).

PRELIMINARY STATEMENTS

          A. The Guarantors listed under the heading “Existing Guarantors” on the signature pages hereto and the Agent are party to that certain Second Amended and Restated Guaranty Agreement dated as of February 4, 2010 (such Guaranty Agreement, as the same may from time to time be amended, modified or restated, being hereinafter referred to as the “Guaranty”). All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in the Guaranty.

          B. Pursuant to the Guaranty, the Existing Guarantors have guaranteed the full and prompt payment of, among other things, any and all indebtedness, obligations and liabilities of the Company and EMCOR Group (UK) plc., a United Kingdom public limited company (“EMCOR UK”), arising under or relating to the Credit Agreement and the other Loan Documents as described in the Guaranty.

          C. Concurrently herewith, the Company, EMCOR UK, and certain other parties thereto are entering into a Third Amended and Restated Credit Agreement dated as of even date herewith (such Credit Agreement, as the same may from time to time be amended, modified or restated, being hereinafter referred to as the “Credit Agreement”), which amends and restates that certain Second Amended and Restated Credit Agreement dated as of February 4, 2010, as amended, among the Company, EMCOR UK, the lenders party thereto and Agent (the “Prior Credit Agreement”).

          D. The Company wishes to add certain of its Subsidiaries listed under the heading “Additional Guarantors” on the signature pages attached hereto (such Additional Guarantors together with the Existing Guarantors shall be hereinafter referred to herein as the “Guarantors”) and make certain other changes to the Guaranty and the Agent is willing to do so on the terms and conditions set forth herein.

          E. The Company and EMCOR UK provides the Guarantors (other than the Company) with substantial financial, managerial, administrative, technical and design support and the Guarantors will directly and substantially benefit from credit and other financial accommodations extended and to be extended by the Guaranteed Creditors to the Company and EMCOR UK.

          NOW, THEREFORE, in consideration of the benefits accruing to the Guarantors, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Each Additional Guarantor acknowledges and agrees that it shall become a “Guarantor” party to the Guaranty effective upon the date such Additional Guarantor’s execution of this Supplement and the delivery of this Supplement to the Agent on behalf of the Guaranteed Creditors, and that upon such execution and delivery, all references in the Guaranty to the terms “Guarantor” or “Guarantors” shall be deemed to include such Additional Guarantor.

          2. Each Additional Guarantor hereby assumes and becomes liable (jointly and severally with all the other Guarantors) for the indebtedness hereby guaranteed (as defined in the Guaranty) and agrees to pay and otherwise perform all of the obligations of a Guarantor under the Guaranty according to, and otherwise on and subject to, the terms and conditions of the Guaranty to the same extent and with the same force and effect as if the such Guarantor had originally been one of the Existing Guarantors under the Guaranty and had originally executed the same as such an Existing Guarantor.

          3. Without limiting the generality of the foregoing, each Guarantor acknowledges receipt of a copy of the Credit Agreement and hereby consents to and agrees with all of the terms, conditions and transactions contemplated thereunder and agrees that the amendment and restatement of the Prior Credit Agreement shall have no effect on the obligations of each Guarantor pursuant to the Guaranty.

          4. Each Guarantor confirms that the Guaranty and all of such Guarantor’s obligations thereunder remain in full force and effect and, without limiting the foregoing, each Guarantor acknowledges and agrees that loans and advances and other credit extended under the Credit Agreement shall constitute “indebtedness hereby guaranteed”, as such term is defined in the Guaranty, and that is guaranteed by the Guarantors under the Guaranty. All references to the terms “Credit Agreement” contained in the Guaranty shall be deemed references to the terms “Credit Agreement” as defined herein. All references to “Borrowers” contained in the Guaranty shall be deemed references to the Company, EMCOR UK and any other subsidiary of the Company that is designated as a Borrower under the Credit Agreement.

          5. Each Guarantor hereby reaffirms all of the terms, provisions, agreements and covenants contained in the Guaranty.

          6. The Guarantors agree to execute and deliver such further instruments and documents and do such further acts and things as the Agent may deem necessary or proper to carry out more effectively the purposes of this Supplement.

          7. This Supplement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed shall be an original but all of which to constitute one and the same instrument. Except as specifically amended and modified hereby, all of the terms and conditions of the Guaranty shall stand and remain unchanged and in full force and effect.

          8. No reference to this Supplement need be made in the Guaranty or in any other document or instrument making reference to the Guaranty, and any reference to the Guaranty in any of such items to be deemed a reference to the Guaranty as supplemented hereby.

          9. This Supplement shall be governed by and construed in accordance with the State of Illinois (without regard to principles of conflicts of law).

[Signature Page Follows.]

Dated as of the date first above written.

“Existing Guarantors”

EMCOR Group, Inc.

By:	/s/ Anthony J. Guzzi

Name: Anthony J. Guzzi
Title: President and
Chief Executive Officer

Forti/Poole and Kent, L.L.C.

By:	/s/ R. Kevin Matz

Name: R. Kevin Matz
Title: Manager

CSUSA Holdings L.L.C.

By:	/s/ R. Kevin Matz

Name: R. Kevin Matz
Title: Manager

Trimech Plumbing L.L.C.

By:	/s/ R. Kevin Matz

Name: R. Kevin Matz
Title: Manager

Shambaugh & Son, L.P.
By: CSUSA Holdings L.L.C., its General Partner

By:	/s/ R. Kevin Matz

Name: R. Kevin Matz
Title: Vice President

Signature Page to Guaranty Supplement

Border Electric Co., L.P.
By: CSUSA Holdings L.L.C., its General Partner

By:	/s/ R. Kevin Matz

Name: R. Kevin Matz
Title: Vice President

Border Mechanical Co., L.P.
By: CSUSA Holdings L.L.C., its General Partner

By:	/s/ R. Kevin Matz

Name: R. Kevin Matz
Title: Vice President

Professional Mechanical Contractors, L.L.C.

By:	/s/ R. Kevin Matz

Name: R. Kevin Matz
Title: Vice President

Welsbach Electric Corp.

By:	/s/ Keith D. Carney

Name: Keith D. Carney
Title: President / Chief Executive Officer

Signature Page to Guaranty Supplement

Air Systems, Inc.
Atlantic Coast Mechanical, Inc.
Beaumont Real Estate Holding Company
Building Technology Engineers, Inc.
Central Mechanical Construction Co., Inc.
CES Facilities Management Services, Inc.
Combustioneer Corporation
Contra Costa Electric, Inc.
CS48 Acquisition Corp.
DEBRA-KUEMPEL INC. (f/k/a The Fred B. DeBra Co.)
Design Air, Limited
Duffy Mechanical Corp.
Dyn Specialty Contracting, Inc.
Dynalectric Company
Dynalectric Company of Nevada
Dynalectric Company of Ohio
Dynalectric of Michigan II, Inc.
EMCOR Construction Services, Inc.
EMCOR-CSI Holding Co.
EMCOR Energy Services, Inc.
EMCOR Facilities Services, Inc.
EMCOR Government Services, Inc.
EMCOR Gowan, Inc.
EMCOR Hyre Electric Co. of Indiana, Inc.
EMCOR International Inc.
EMCOR Mechanical/Electrical Services (East), Inc.
EMCOR Services Arizona, Inc.
EMCOR Services Northeast, Inc.
EMCOR Services New York/New Jersey, Inc.
EMCOR Services Team Mechanical, Inc.
F & G Management, Inc.
F & G Plumbing, Inc.
Fluidics, Inc.
Forest Electric Corp.
FR X Ohmstede Acquisitions Co.
Gibson Electric Co., Inc.
Great Monument Construction Company
Hansen Mechanical Contractors, Inc.
Heritage Mechanical Services, Inc.
Hillcrest Sheet Metal, Inc.

Signature Page to Guaranty Supplement

HNT Holdings Inc.
HVAC, Ltd.
Illingworth-Kilgust Mechanical, Inc.
Inte-Fac Corp.
J.C. Higgins Corp.
KDC Inc.
Kuempel Service, Inc.
L.T. Mechanical, Inc.
Labov Mechanical, Inc.
Labov Plumbing, Inc.
Lowrie Electric Company, Inc.
Mandell Mechanical Corporation
Marelich Mechanical Co., Inc.
Maximum Refrigeration & Air Conditioning Corp.
Meadowlands Fire Protection Corp.
Mechanical Services of Central Florida, Inc.
MES Holdings Corporation
Mesa Energy Systems, Inc.
Midland Fire Protection, Inc.
Monumental Heating, Ventilating and Air Conditioning Contractors, Inc.
Monumental Investment Corporation
Nogle & Black Mechanical, Inc.
North Jersey Mechanical Contractors, Inc.
Ohmstede Industrial Services Inc.
Pace Mechanical Services II, Inc.
Penguin Air Conditioning Corp.
Penguin Maintenance and Services Inc.
Performance Mechanical, Inc.
Poole & Kent Company of Florida
Poole and Kent-New England, Inc.
Poole and Kent-Connecticut, Inc.
R. S. Harritan & Company, Inc.
Redman Equipment & Manufacturing Company
S. A. Comunale Co., Inc.
The Betlem Service Corporation
The Fagan Company
The Poole and Kent Company
The Poole and Kent Corporation
Trautman & Shreve, Inc.
University Marelich Mechanical, Inc.

Signature Page to Guaranty Supplement

University Mechanical & Engineering Contractors, Inc., a California corporation
University Mechanical & Engineering Contractors, Inc., an Arizona corporation
Walker-J-Walker, Inc.
Welsbach Electric Corp. of L.I.

By:	/s/ R. Kevin Matz

Name: R. Kevin Matz
Title: Vice President

F & G Mechanical Corporation

By:	/s/ Salvatore Fichera

Name: Salvatore Fichera
Title: President

Aircond Corporation
MOR PPM, Inc.
New England Mechanical Services, Inc.
New England Mechanical Services of Massachusetts, Inc.
Viox Services, Inc.

By:	/s/ Douglas Myers

Name: Douglas Myers
Title: Vice President

Ohmstede Partners LLC

By:	/s/ R. Kevin Matz

Name: R. Kevin Matz
Title: Manager

Signature Page to Guaranty Supplement

Ohmstede Holdings LLC

By:	/s/ R. Kevin Matz

Name: R. Kevin Matz
Title: Manager

Ohmstede Ltd.
By: Ohmstede Partners LLC, its General Partner

By:	/s/ R. Kevin Matz

Name: R. Kevin Matz
Title: Vice President

“Additional Guarantors”

Bahnson, Inc.
Bahnson Holdings, Inc.
Intermech, Inc.
Mechanical Specialties Contractors, Inc.
Scalise Industries Corporation

By:	/s/ R. Kevin Matz

Name: R. Kevin Matz
Title: Vice President

EMCOR Services CES, Inc.
Harry Pepper & Associates, Inc.
USM, Inc.
USM (Delaware) Inc.
USM Services Holdings, Inc.

By:	/s/ Douglas Myers

Name: Douglas Myers
Title: Vice President

Signature Page to Guaranty Supplement

Bahnson Environmental Specialties, LLC

By:	/s/ R. Kevin Matz

Name: R. Kevin Matz
Title: Manager

Signature Page to Guaranty Supplement

Accepted and agreed to in Chicago, Illinois, as of the date first above written.

BANK OF MONTREAL, as Agent

By	/s/ John A. Armstrong

Name: John A. Armstrong
Title: Director

Signature Page to Guaranty Supplement